UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event report) July 19, 2000

FARMLAND INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)
           Kansas                     2-60372                           44-0209330
  (State of Incorporation)    (Commission File Number)    (I.R.S. Employer Identification No.)

                              3315 North Oak Trafficway
                                Kansas City, Missouri                                               64116-0005
                       (Address of principal executive offices)                                     (Zip Code)

816-459-6000

(Registrant's telephone number, including area code)

Not Changed

(Former name or former address, if changed since last report)

ITEM 5 Other Events

On July 19, 2000, Land O’Lakes and Farmland Industries announced an agreement to establish Land O’Lakes Farmland Feed LLC, a joint venture that will consolidate all aspects of the feed businesses of Land O’Lakes and Farmland. The joint venture will combine Farmland and Land O’Lakes production, distribution and marketing of formula feed and feed ingredients, animal health products, and pet specialty products. Products sold by the joint venture will be branded with the trademarks and brand names currently used by Farmland and Land O’Lakes.

Farmland will contribute our feed fixed assets, inventories and certain other assets to the venture in return for a 31% equity interest in the venture. We anticipate the transaction will be consummated, and the joint venture will begin operations, late this summer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

July 24, 2000                 FARMLAND INDUSTRIES, INC.
      (Date)                        (Registrant)

                                By:   /s/  TERRY M. CAMPBELL
                                     Terry M. Campbell
                                     Executive Vice Preesident
                                     and Chief Financial Officer